Exhibit 99.1

NEWS RELEASE

Global Power • 400 E Las Colinas Blvd., Suite 400 • Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Announces Pending Refinancing

IRVING, Texas, June 12, 2017 — Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) announced today that funds affiliated with Centre Lane Partners, LLC (“Centre Lane”) have purchased the Company’s outstanding debt from the lenders under the Company’s existing credit agreement.  Centre Lane has assumed the credit agreement pending the completion of a new, multi-year credit agreement contemplated to be entered into by the Company and Centre Lane. This would replace the Company’s existing credit facility.

The Company previously reported that it was pursuing paths to refinance its existing credit facility, which matures today. The new credit agreement is expected to be executed in the coming weeks, and the Company will announce the terms of the agreement at that time.

About Global Power

Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries.  The Company reports in three operating segments:  The Mechanical Solutions segment (formerly Auxiliary Products) designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines.  The Electrical Solutions segment provides custom-configured electrical houses and generator enclosures for a variety of industries.  The Services segment provides lifecycle maintenance, repair, on-site specialty support, outage management, construction and fabrication services for the power generation, industrial, chemical/petrochemical processing, and oil and gas industries.  The Company provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  These statements are related to the pending refinancing of the Company’s current lending agreement and reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. In particular, we have not yet finalized the terms of the anticipated new credit facility. If we do not successfully refinance our existing debt and generate sufficient cash resources to continue funding our operations, our business, financial condition, and ability to continue as a going concern would be materially and adversely impacted. In addition, we expect the new credit facility to contain limitations and covenants that constrain our ability to borrow additional money and which place restrictions on our business, which may impair our ability to fully implement elements of our business strategy. Additional risks and uncertainties that could cause actual results to differ from what is anticipated include, but are not limited to, continued delays in the completion of the audited 2016 financial statements and certain periodic reports, decreased demand for our products and services, loss of any of our major customers or termination of our relationship with key vendors, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business or customer or contractor bankruptcy, our inability to sell assets and make acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, and the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of our previously-filed 2015 Annual Report on 10-K titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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